Exhibit 4.1

                  REGISTRATION RIGHTS AGREEMENT

     AGREEMENT, dated as of September 23, 1997 between Physician
Computer Network, Inc., a Delaware corporation (the "Company"), and Gordon Romer (the "Holder).

                       W I T N E S S E T H

     WHEREAS, the Company is a party to an Agreement and Plan of Merger dated September 23, 1997 (the "Merger Agreement") with
Printed Products Group, Inc. d/b/a Solion, the Holder and Solion
Corp.;

     WHEREAS, the Holder is to receive an aggregate of 450,990 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company as part of the consideration payable to the Holder pursuant to the Merger Agreement; and

     WHEREAS, as a condition to the obligations of the Holder to consummate the transactions contemplated by the Merger Agreement, the Company has agreed to provide the Holder certain registration rights with respect to the Shares.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

     1.   Restrictive Legend.      Each Certificate representing
the Shares shall, except as otherwise provided herein, be stamped or otherwise imprinted with a legend substantially in the following form:

               "The securities represented by this
               certificate have not been
               registered under the Securities Act
               of 1933, as amended (the "Act") or
               applicable state securities laws.
               These securities have been acquired
               for investment and not with a view
               to distribution or resale, and may
               not be sold, mortgaged, pledged,
               hypothecated or otherwise
               transferred without an effective
               registration statement for such
               securities under the Act and
               applicable state securities laws or
               the availability of an exemption
               from the registration provisions of

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               the Act and applicable state
               securities laws."

The restrictions imposed by Section 1 hereof upon the trasferability of Shares shall cease and terminate as to any particular Shares (i) when, in the opinion of Clarkin, Sawyer & Phillips, P.C. or other counsel reasonably acceptable to the Company, such restrictions are no longer required in order to assure compliance with the Securities Act or (ii) when such Shares shall have been registered under the Securities Act or transferred pursuant to Rule 144 thereunder. Whenever such restrictions shall cease and terminate as to any Shares or such Shares shall be transferrable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 1 hereof.

     2.   Notice of Proposed Transfer.      Prior to any
proposed transfer of any Shares (other than under the circumstances described in Sections 3 and 4), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Act, whereupon the holder of such Shares shall be entitled to transfer such Shares in accordance with the terms of its notice. Each certificate for Shares transferred as above provided shall bear the legend set forth in Section 1, except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Act. The restrictions provided for in this Section 2 shall not apply to securities which are not required to bear the legend prescribed by Section 1 in accordance with the provisions of that Section.

     3.   Demand Registration.

     (a) At any time following the one year anniversary of the date of this Agreement, the Holder may make a written request to the Company requesting that the Company register under the Act all or any portion of the Shares held by the Holder (but in no event shall the written demand be for less than 200,000 Shares) for sale in the manner specified in such notice; provided, however, that the Company shall not be required to effect a registration pursuant to this Section 3 if counsel for the Company shall deliver an opinion, in form and substance reasonably satisfactory to the Holder, to the effect that the Shares are salable pursuant to Rule 144 under the Act; and provided, further, however, that no request may be made under this Section 3 within 180 days after the effective date of a registration statement filed by the Company covering a public offering in which the Holder shall have been entitled to join pursuant to Section 4 hereof.

     (b) The Company shall use its reasonable commercial efforts to register the Shares under the Act by taking all actions necessary, including, without limitation, those actions set forth in Section 5 hereof, to permit the public sale of the Shares in accordance with the method of disposition specified in the notice described in paragraph (a) above, the number of Shares specified in such notice. If such method of disposition shall be an underwritten public offering, the Holder may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register the Shares pursuant to this Section 3 on one occasion only, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all Shares specified in the notice received as aforesaid, for sale in accordance with the method of disposition specified by the Holder shall have become effective.

     (c) The Company shall be entitled to include in any registration statement referred to in this Section 3, for sale in accordance with the method of disposition specified by the Holder, shares of Common Stock to be sold by other selling stockholders or by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Shares to be sold.

     4. Piggyback Registration. If the Company at any time following the one year anniversary of the date of this Agreement (other than pursuant to Section 3) proposes to register any shares of Common Stock under the Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4, S-8 or another form not available for registering the Shares for sale to the public), it will give written notice to the Holder at least twenty (20) days before the initial filing with the Commission of such registration statement. Upon the written request of the Holder to register any of the Shares, such notice to be delivered to the Company within 15 days after the giving of any such notice by the Company, the Company will use its reasonable commercial efforts to cause the number of Shares as to which registration shall have been so requested to be included in the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder (in accordance with its written request) of the Shares so registered. In the event that any registration pursuant to this Section 4 shall be, in whole or in part, an underwritten public offering, the number of Shares to be included in such offering may be reduced if and to the extent that the managing underwriter or underwriters, if any, of such offering shall be of the opinion that inclusion of the Shares would adversely affect the marketing of the securities to be sold by the Company therein. In such event, the Company shall include in the registration statement the number of shares of Common Stock that the Company is so advised can be sold in such offering in the following priority: (i) first, all shares of Common Stock to be sold by any other shareholder who has exercised his demand or similar right to require the Company to file a registration statement with respect to all or a portion of the shares of Common Stock held by such shareholder; (ii) second, all shares of Common Stock proposed to be included in such registration statement by the Company; (iii) third, all shares of Common Stock proposed to be included in such registration statement by holders of Common Stock having piggyback registration rights outstanding on the date hereof; and
(iv) fourth, all other Common Stock proposed to be included in such registration statement by other holders thereof, pro rata, based on the value (as determined in good faith by the managing underwriter) of the Common Stock proposed to be included by such holders.


     5. Registration Procedures. In the event that the Company is required by the provisions of Sections 3 or 4 to effect the registration of any Shares under the Act, the Company will, as expeditiously as possible:

          (a)  prepare and file with the Commission a
registration statement (which, in the case of an underwritten public offering pursuant to Section 3, shall be on Form S-1, S-2, S-3 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to the Shares and use its reasonable commercial efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided), provided that in the case of a registration pursuant to Sections 3 or 4 (I) the Company shall not be required to cause any special audit to be undertaken in connection with any such registration and in the case of a registration pursuant to Section 3 only, (II) the Company shall not be required to file any registration statement during any period of time when (x) the Company is contemplating a public offering of its securities and, in the judgment of the managing underwriter thereof (or the Company, if such offering is not underwritten) such filing would have a material adverse effect on the contemplated offering, or (y) the Company is in possession of material information that it deems advisable not to disclose in a registration statement or (z) the Company is engaged in any program for the repurchase of its own securities. The foregoing notwithstanding, the restrictions set forth in this Section 4(a) shall not, under any circumstances, work so as to effect a delay of more than one hundred eighty (180) days in the filing of any registration statement demanded by the Holder to be filed in accordance with Section 3; provided, however, that with respect to the restrictions set forth in clause (II) (y) of this Section 4(a), the Company may dalay filing the registration statement for two hundred seventy (270) days from the date of written request for registration pursuant to Section 3 if the Company furnishes to the Holder a certificate, signed by the President of the Company, stating that, in the good faith judgement of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed containing the disclosure of material information required to be included therein by reason of the federal securities laws;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Act with respect to the sale or other disposition of all of the Shares covered by such registration statement in accordance with the Holders's intended method of disposition set forth in such registration statement for such period;

          (c) furnish to the Holder and each underwriter such number of copies of the registration statement and each such amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Shares covered by such registration statement;

          (d) use its reasonable commercial efforts to register or qualify the Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Holder, or in the case of an underwritten public offering, the managing underwriter, shall reasonably request, provided, however, that the Company shall not for any such purpose be required to (i) qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified, (ii) to subject itself to taxation in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction;

          (e) use its reasonable commercial efforts to list the Shares covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

          (f) immediately notify the Holder and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing, and promptly prepare and furnish to the Holder a reasonable number of copies of a prospectus supplement or amendment so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (g) if the offering is underwritten and the Holder so requests, use its reasonable commercial efforts to furnish on the date that any of the Shares are delivered to the underwriters for sale pursuant to such registration; (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to the Holder, to such effects as reasonably may be requested by counsel for the underwriters or by the Holder or his counsel, and (ii) a letter dated such date from the independent pubic accountants retained by the Company, addressed to the underwriters and to the Holder, stating that they are independent public accountants within the meaning of the Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

          (h) make available for inspection by the Holder, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Holder or underwriter, reasonable access to all financial records and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (i) cooperate with the Holder and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold, such certificates to be in such denominations and registered in such names as the Holder or the managing underwriters may request at least two business days prior to any sale of the Shares;

          (j) permit the Holder to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of the Holder and its counsel should be included; and

          (k) otherwise cooperate to give effect to the rights granted in Sections 3 and 4 hereof;

          For purposes of Section 5(a) and 5(b) and of Section 3(c), the period of distribution of the Shares in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of the Shares in any other registration shall be deemed to extend until the earlier of the sale of all of the Shares covered thereby and 120 days after the effective date thereof.

          In connection with each registration hereunder, the Holder will furnish to the Company in writing such information requested by the Company with respect to himself and the proposed distribution by him as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

          In connection with each registration pursuant to Sections 3 or 4 covering an underwritten public offering, the Company and the Holder agree to enter into and perform its obligations under a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     6.   Indemnification.

          (a) In the event of a registration of any of the Shares under the Act pursuant to Sections 3 or 4, the Company shall indemnify and hold harmless the Holder against any losses, claims, damages or liabilities to which the Holder may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Shares were registered under the Act pursuant to Section 3 or 4, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (ii) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company shall reimburse the Holder for any legal or any other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, which statement or omission is made in reliance upon and in conformity with information furnished by the Holder in writing specifically for use in such registration statement or prospectus.

          (b) In the event of a registration of any of the Shares under the Act pursuant to Sections 3 or 4, the Holder shall indemnify and hold harmless the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of Section 15 of the Act, each underwriter and each person who controls any underwriter within the meaning of Section 15 of the Act against all losses, claims, damages or liabilities, joint or several, to which the Company or any such officer, director, underwriter or controlling person may become subject under the Act or otherwise, but only insofar as and to the extent that such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise as a result of
(i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Shares were registered under the Act pursuant to Section 3 or 4, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (ii) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Holder shall reimburse the Company and each such officer, director, underwriter or controlling person for any legal or any other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Holder shall be liable hereunder in any such case if and only to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises as a result of an untrue statement or alleged untrue statement or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, which statement or omission was made in reliance upon and in conformity with information pertaining to the Holder, as such, furnished in writing by the Holder specifically for use in such registration statement or prospectus.

          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 6(a) or 6(b), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party hereunder, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 6(a) or 6(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to the indemnified party under this Section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or in addition to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonable withheld, delayed or conditioned. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     7. Expenses. All expenses incurred by the Company in complying with Sections 3 and 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the securities exchange upon which the Common Stock of the Company is then listed, transfer taxes and fees of transfer agents and registrars, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions and transfer taxes applicable to the sale of the Shares and fees and expenses of counsel to the sellers of the Shares are called "Selling Expenses".

          The Company will pay all Registration Expenses in connection with each registration statement under Sections 3 or
4. All Selling Expenses in connection with each registration statement under Sections 3 or 4 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

     8. Holder Information. The Holder shall provide the Company with such information with respect to the Shares to be sold, the plans for the proposed disposition thereof and such other information as shall, in the opinion of counsel for the Company be reasonably necessary to enable the Company to include in such registration statement all material facts required to be disclosed with respect to the Holder as a shareholder of the Company.

     9.   Miscellaneous.

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Shares), whether so expressed or not.

          (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, or telexed, in the case of non-U.S. residents at the address of such party set forth in the Merger Agreement, or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Shares) or to the Holder (in the case of the Company) in accordance with the provisions of this paragraph.

          (c) This Agreement shall be governed by, and interpreted under, the laws of the State of Delaware without regard to conflicts of law principles.

          (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of each of the original parties hereto.

          (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) If requested in writing by the underwriters for an underwritten public offering of securities of the Company, the Holder shall agree not to sell publicly any Shares or any other shares of Common stock (other than any Shares or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering or for such shorter period as is applicable to any other officer or director of the Company who holds Common Stock.

          (g) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                              PHYSICIAN COMPUTER NETWORK, INC.


                              By:  \s\ John F. Mortell
                                 --------------------------------
                                   Name: John F. Mortell
                                   Title: Secretary


                                 \s\ Gordon Romer
                              -----------------------------------
                                   GORDON ROMER